UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 7, 2012
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AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)
______________

Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459
(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in Item 5.07 of this Form 8-K Report, the stockholders of Ambient Corporation (the “Company”) approved the following plans (collectively, the “Plans”) at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting"):

●	the 2012 Stock Incentive Plan including the performance-based award criteria; and

●	the Management Incentive Bonus Plan to approve the performance-based award criteria.

     The description of the material terms of the Plans included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2012 (the “Company’s Proxy Statement”) for the 2012 Annual Meeting, is incorporated by reference in this Form 8-K. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Plans, which are filed as Appendix B and C, respectively, in the Company’s Proxy Statement and is also incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security holders

On June 7, 2012, the Company held its annual meeting of stockholders at 10:00 a.m. at 85 Wells Avenue, First Floor Auditorium, Newton, MA 02459. As of April 16, 2012, the record date for the 2012 Annual Meeting, there were 16,607,384 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 13,952,146 shares of common stock was present at the 2012 Annual Meeting. The final voting results of the 2012 Annual Meeting are set forth below.

1.  Proposal to elect directors to serve until the 2012 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
John J. Joyce	13,932,640	19,506	0
Michael Widland	13,931,452	20,694	0
D. Howard Pierce	13,939,775	12,371	0
Thomas Michael Higgins	13,939,547	12,599	0
Shad Stastney	13,931,232	20,914	0
Francesca E. Scarito	13,939,716	12,430	0

2. Proposal to adopt the 2012 Stock Incentive Plan, including the performance-based award criteria.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,890,562	54,100	7,484	0

3. Proposal to adopt the Management Incentive Bonus Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,887,767	55,310	9,069	0

All Proposals received the requisite number of votes and were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 13, 2012	By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer